UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

STRATEGIC INTERNET INVESTMENTS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	33-28188	84-1116458
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

24 First Avenue, P.O. Box 918, Kalispell, MT, 59903
(Address of principal executive offices)

Registrant’s telephone number, including area code: 406-552-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreements

Strategic Internet Investments, Incorporated (hereinafter referred to as “SIII”) has entered into two separate consulting agreements with, Icon Management Ltd. (hereinafter referred to as “Icon”) and with Mr. Raymond Hnug Hoi Ming (hereinafter referred to as “Raymond Ming”).

1)	Icon is experienced in U.S. and Canadian Securities procedures and has been engaged by the SIII to assist in achieving its corporate objectives. Icon will provide the following services to SIII.
a)	To assist in the preparation of SIII’s regulatory filings and related documentation;
b)	To assist SIII in developing its corporate profile materials, news releases, brochures, mail-outs etc..
c)	To assist in raising venture capital through both the private placement and the public offering of SIII’s securities, and through possible debt financings;
d)	To assist SIII in obtaining, developing and maintaining contacts with other persons or companies who might assist in developing and meeting business objectives;
e)	To analyze potential business opportunities and if appropriate introduce such business opportunities to SIII.

SIII shall pay Icon for the above services under the following payment schedule:

a)	USD $4,000 upon the Effective Date of the Agreement
b)	USD $2,500 30 days after the Effective Date.
c)	USD $2,500 60 days after the Effective Date.

2)	SIII has also entered into a three month Consulting Agreement with Raymond Ming, a consultant with experience in the real estate market within Asia. Raymond Ming will provide services including the promotion of SIII’s business within Asia and to investigate and introduce to SIII potential real estate opportunities within Asia for the term of this agreement.

In consideration of Raymond Ming providing the services set out in the Agreement, SIII shall pay to Raymond Ming, in advance, with restricted stock as described below.

Cash compensation of USD $5,000 upon the Effective Date of the Agreement, USD $10,000 30 days after the Effective Date, and USD $10,000 60 days after the Effective Date.

Item 3.02         Unregistered Sales of Equity Securities

Strategic Internet Investments Inc. (hereinafter “SIII”) has entered into Subscription Agreements (the “Subscription Agreements”) with an investor named therein (the “Subscriber”).  Under the terms of the Subscription Agreements, SIII has agreed to issue to the Subscriber, in a private placement transaction (the “Private Placement”), an aggregate of 2,000,000 newly issued shares (the “Private Placement Shares”) for an aggregate purchase price of $US 160,000.00 or $0.08 per share.   The Private Placement Shares will be issued forthwith as Rule 144 restricted shares.  SIII has received all proceeds of the Private Placements and will issue the securities in due course.

Immediately following the closing of the Private Placement, the number of issued and outstanding shares of the Company’s common stock will increase from 38,359,391 to 40,359,391.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Internet Investments, Incorporated (Registrant)
Date: July 6, 2015
	By:	/s/ Fred Schultz
Fred Schultz, Director